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                                                        EXHIBIT 5
                        February 19, 1997

DeltaPoint, Inc.
22 Lower Ragsdale Drive
Monterey, California 93940

          RE:  DELTAPOINT, INC.  (THE "COMPANY")
               REGISTRATION STATEMENT FOR
               AN AGGREGATE OF 28,301 SHARES OF COMMON STOCK

Ladies and Gentlemen:

     We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of the 28,301 shares of Common Stock available for issuance under the Company's 1992 Non-Statutory Stock Option Plan. We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the Company's 1992 Non-Statutory Stock Option Plan and in accordance with the Registration Statement, such shares will be validly issued, fully paid and nonassessable shares of the Company's Common Stock.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                              Very truly yours,

                              Gunderson Dettmer Stough Villeneuve
                              Franklin & Hachigian, LLP